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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY


                         TRANSITION SERVICES AGREEMENT


     This TRANSITION SERVICES AGREEMENT (this "Agreement") is made as of
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February 9, 1998 by and between UGLY DUCKLING CORPORATION, a Delaware corporation ("UDC"), acting by or through one or more of its subsidiaries or
              ---
affiliates, and RELIANCE ACCEPTANCE GROUP, INC., a Delaware corporation ("Debtor").
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                                   RECITALS

     A.   On February 9, 1998, (the "Petition Date"), Debtor filed a petition
                                     -------------
under Chapter 11, Title 11 of the United States Code, as amended (the "Bankruptcy Case").
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     B.   Debtor is a national specialty finance company, primarily engaged in the business of purchasing (until approximately the third quarter of 1997) and servicing contracts for the purchase of new or used automobiles, trucks, vans and sport utility vehicles by consumers who have limited access to traditional sources of credit. Such contracts, together with all amendments, modifications and any and all security interests and rights related thereto are referred to herein as the "Receivables". On the Petition Date, the Debtor, together with its
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wholly-owned subsidiary and 21 indirect subsidiaries, proposed a joint plan of reorganization (the "Chapter 11 Plan") on substantially the terms set forth in
                     ---------------
Exhibit A to the Agreement of Understanding dated February 9, 1998 between the parties (the "Global Agreement").
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     C.   The Debtor owns certain Receivables (the "Owned Loan") which are
                                                    ----------
subject to the liens and security interests of certain lenders (the "Bank
                                                                     ----
Group") pursuant to the Amended and Restated Loan and Security Agreement dated
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October 7, 1997, as amended or supplemented, and the ancillary documents executed and delivered in connection therewith (the "Bank Group Documents"). The
                                                     --------------------
Owned Loans secure obligations of the Debtor under the Bank Group Documents.

     D. UDC, or its affiliates or subsidiaries (collectively referred to herein as "UDC") has agreed to service the Owned Loans pursuant to a servicing agreement entered into among the Debtor, the agent for the Bank Group, and UDC (the "UDC Servicing Agreement"). The UDC Servicing Agreement and this Agreement
      -----------------------
shall be presented for approval to the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").
                           ----------------

     E. The Debtor has requested that UDC provide consulting services to the Debtor in connection with the Debtor's servicing the Owned Loans (the "Serviced
                                                                       --------
Receivables") prior to the effective date of the UDC Servicing Agreement and
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during and up to the one hundred and twenty (120) day period after the transfer of servicing pursuant to Section 6.03 of the UDC Servicing Agreement. UDC, individually and/or by and through one or more of its affiliates or subsidiaries has agreed to provide such consulting services, on the terms and subject to the conditions set forth
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herein


                                  AGREEMENTS

          NOW, THEREFORE, in consideration of the agreements, covenants and conditions contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Services. At the written request of Debtor, UDC by or through one or
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more of its wholly owned subsidiaries will provide the following consulting services relating to the collection, administration, liquidation and repossession of the Serviced Receivables as reasonably requested by the Debtor in writing (the "Services"):

     A. Evaluate and assess the Debtor's specific accounting, record keeping and cash management functions with respect to billing, payment and collection of the Serviced Receivables.

     B. Evaluate and assess the Debtor's computer hardware programs and all license agreements and arrangements relating thereto and all telephone and communications systems and agreements utilized by, or which may be useful to, the Debtor in servicing the Serviced Receivables.

     C. Provide recommendations to Debtor regarding an alternative servicing platform--including review of assessment of hardware and software capabilities and/or the use of an outside service bureau--for servicing the Receivables and assist with the transfer of such Receivables to such servicing platform.

     D. Evaluate and assess current and future physical facilities and equipment of the Debtor.

     F. Evaluate and assess the procedures and policies of the Debtor for the disposition of repossessed vehicles that secure and of the Serviced Receivables.

     G. Provide recommendations, as requested, to the Debtor regarding the foregoing and all other aspects of the Debtor's servicing of the Serviced Receivables.

     H. Analyze and evaluate development of replacement servicing platform to facilitate the transfer of servicing by the Debtors to UDC (by or through one or more of its affiliates) as contemplated by the Servicing Agreement and the Chapter 11 Plan.

     The Debtor shall have no right to designate or request the services of any particular employee, officer or other agent of UDC, and UDC shall have absolute discretion in determining how to staff and perform the Services requested by the Debtor; provided, however, that all consulting Services shall be directly supervised by management level employees or higher of UDC or its subsidiaries or affiliates. The Debtor shall fully cooperate in UDC's performance of the

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Services, including, without limitation, providing reasonable access to the
Debtor's facilities, systems, records, contracts and personnel as determined by UDC to be reasonably necessary. To the extent any contract or license utilized by the Debtor in servicing the Serviced Receivables is subject to a confidentiality agreement or restriction, the Debtor shall identify such agreement or restriction to UDC and the Debtor shall use its good faith efforts to provide or obtain UDC's access thereto (without expense to the Debtor).

      2.  Fees and Expenses. UDC will receive an hourly fee for the provision of
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Services hereunder. The hourly fee for all officer, employees, agents or representatives of UDC who provide services hereunder shall be paid at $175 per hour or fractional hour thereof. Debtor shall also fully and promptly reimburse UDC for all out-of-pocket costs and expenses, including, but not limited to, travel, lodging, and, to the extent pre-approved by the Debtor, third party fees (including professionals), costs and expenses. UDC shall submit monthly invoices for Services rendered hereunder and out-of-pocket costs and expenses incurred hereunder and the Debtor shall remit full payment on such invoices within five
(5) days of receipt. Within five (5) days after the effective date of the Chapter 11 Plan, Debtor shall file a final application for Bankruptcy Court approval of all fees and out-of-pocket costs and expenses paid to UDC pursuant to the terms of this Agreement. UDC shall notify the Debtor in writing upon UDC's determination in good faith that its fees and expenses during any one calendar month are in excess of $75,000 in the aggregate.

      3.  Bankruptcy Court Approval Required and Other Conditions. This
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Agreement is subject to and shall only be effective upon approval of both this
Agreement and the Break-Up Fee (as defined in the Global Agreement) by order of the Bankruptcy Court.

      4.  Term. This Agreement, shall become effective when executed by all of
          ----
the parties hereto, and approved by the Bankruptcy Court in accordance with
Section 3 above, and will expire upon the earlier of (i) the effective date of Chapter 11 Plan, (ii) Bankruptcy Court approval of, the UDC Servicing Agreement, or (iii) August 1, 1998 (the "Termination Date"). The Debtor may terminate this
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Agreement only on account of UDC's failure to perform in good faith hereunder or
UDC's willful misconduct hereunder, upon ten (10) business days written notice to UDC. UDC's right to received payment for services provided prior to the termination of this Agreement and the indemnification provided by Section (5)(E) hereof shall in every event survive the Termination Date or any such termination by the Debtor.

      5.  Miscellaneous.
          -------------

          A.   No Representations and Warranties. Neither the Debtor nor UDC
               ---------------------------------
represent or warrant to one another, or to any third party, any specific level of guaranteed performance, success or expectation(s) with respect to the Services Receivables herein.

          B.   No Change of Control. Notwithstanding UDC's agreement to provide
               --------------------
consulting services as set forth herein, UDC will not assume any control over the Debtor's business affairs or ultimate management decisions, all of which shall remain exclusively the responsibility of the Debtor. This Agreement does not require or otherwise obligate the Debtor to accept or

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otherwise implement any recommendations or advice by UDC. Similarly, there is no right or ability of UDC to cause the Debtor to implement any of UDC's recommendations or advice over the Debtor's objection. This Agreement does not impose upon UDC the responsibility to service the Serviced Receivables, which responsibility will remain exclusively with the Debtor.

      C. No Partnership or Joint Venture. By this Agreement, neither UDC nor the Debtor intend to enter into a partnership or joint venture, and UDC and Debtor shall not be deemed, in any way or for any purpose, to be or to have become, by the execution of this Agreement or by any action taken hereunder, a partnership or partners in their respective businesses or otherwise, or to be or to have become a joint venture or joint venturers, or members of a joint enterprise. No UDC officer or employee shall be considered part of or otherwise associated with the Debtor. UDC is an independent contractor for the Debtor, and this Agreement does not create any fiduciary duty or relationship between UDC, the Debtor or any of UDC's or the Debtor's creditors, shareholders, officers, directors or employees.

      D. No Restrictions. Nothing in this Agreement shall be construed so as to prohibit UDC or any member, officer, director, shareholder, partner or principal thereof, or any firm, entity, person or corporation controlled by, under common control with, or controlling UDC (an "Affiliate") from owning, operating, managing or investing in any business or venture. The Debtor agrees that UDC or any Affiliate thereof may engage in or possess an interest in any other business venture or ventures of any nature and description, independently or with others, and Debtor shall not have any rights by virtue of this Agreement in and to said independent ventures or to the income, profits or losses derived therefrom.

      E. Indemnification and No Liability. The Debtor hereby expressly indemnifies, UDC and any Affiliate, and their respective employees, officers, directors, legal counsel, accountants or other agents (collectively, the "Indemnified Parties"), and agrees to hold them harmless from and against any and all cost, expenses, losses, damages, fined, penalties, or liabilities (including, without limitation, interest which may be imposed in connection therewith, court costs, and reasonable attorneys' fees) ("Loss") incurred by any such persons, directly or indirectly, with respect to, in connection with, arising from this Agreement and the services or actions taken by any such persons hereunder; provided, however, that the Indemnified Parties shall not be entitled to indemnification hereunder for any portion of any such loss resulting from the willful misfeasance, gross negligence or bad faith of any of the Indemnified Parties. The Debtor's indemnity obligations hereunder shall be administrative expenses entitled to priority under 11 U.S.C. (S)507(a)(1). In no event shall any Indemnified Party be responsible or liable for, and the Indemnified Parties do not assume, any indebtedness or obligation of Debtor incurred or accrued either before or after the execution of this Agreement or before or after the filing of the Bankruptcy Case (collectively, the "Debtor Obligations"), nor will the Indemnified Parties be responsible or liable for any consequential, special, incidental or punitive loss, damage, or expense (including, without limitation, lost profits, opportunity, costs, etc.) even if it has been advised of their possible existence. The parties acknowledge and agree that the Debtor will at all times during the term of this Agreement maintain ultimate control over all of its business affairs and management decision. The Debtor

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indemnifies and agrees to hold the Indemnified Parties harmless from all such
Debtor Obligations, and expenses incurred in connection therewith (including reasonable counsel fees).

     The Debtor shall not, without UDC's prior written consent, settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought hereunder (whether or not UDC or any other person entitled to indemnification hereunder is an actual or potential party to such claim, action, or proceeding), unless such settlement, compromise, or consent includes an unconditional release of each of the Indemnified Parties and such other party from all liability arising out of such claim, action, or proceeding.

     In the event that any Indemnified Parties (including past, present or future officers, employees and other personnel) are requested or required to appear as a witness in connection with any action, claim, or proceeding related to or arising out of this Agreement or services performed hereunder, the Debtor shall reimburse such Indemnified Parties for all expenses incurred by it in connection with such persons appearing and preparing to appear as a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel, and agrees to compensate such Indemnified Parties in an amount to be mutually agreed upon per person per day for each day that such persons are involved in preparation, discovery proceedings, or testimony pertaining to such action, claim or proceeding. The indemnity obligations of Debtor herein shall be in addition to any liability which the Debtor may otherwise have, and shall be binding upon and inure to the benefit of any successors, permitted assigns, heirs and personal representatives of such Indemnified Parties. The provisions of this Section shall apply to all common law rights arising out of this Agreement and/or the matters with which this Agreement is concerned.

           F.  No Waiver of Rights. UDC does not waive any of its rights to its
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trademarks, copyrights, trade secrets and/or confidential business information by entering into this Agreement. At the request of UDC, the Debtor will enter into an appropriate confidentiality agreement with respect to UDC confidential information.

           G.  Interpretation. This Agreement and the rights and obligations of
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the respective parties hereunder shall be interpreted in accordance with the laws of the State of Delaware.

           H.  Entire Agreement. Except as otherwise specifically provided
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herein, this instrument contains all of the understandings and agreements of whatsoever kind and nature existing between the parties hereto with respect to the subject matter of this Agreement and the rights, interests, understandings, agreements, and obligations of the respective parties pertaining to the subject matter hereof, all prior agreements being merged herein.

           I.  Headings. The headings herein are for purposes of reference only
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and shall not otherwise affect the meaning or interpretation of any provision hereof.

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          J.  Notices. All notices, authorizations, approvals, and consents
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provided for, required, or desired to be given in connection with this Agreement shall be in writing and shall be given to the parties hereto at the addresses set forth below or at such other address as the parties may hereafter specify by notice given in the manner provided in this Section.

          If to:

                    Ugly Duckling Corporation
                    2525 E. Camelback Road, Suite 1150
                    Phoenix, Arizona 85016
                    Attention:  Steven P. Johnson, Esq.
                    Facsimile No.: (602) 852-6696

          With a copy to:

                    Snell & Wilmer L.L.P.
                    One Arizona Center
                    Phoenix, Arizona 85004
                    Attention:  Christopher H. Bayley, Esq.
                    Facsimile No.: (602) 382-6070

          If to:

                    Reliance Acceptance Group, Inc.
                    400 North Loop, 1604 East
                    Suite 200
                    San Antonio, Texas 78232
                    Attention:  President
                    Facsimile No.: 210-402-0761

          With a copy to:

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois 60601
                    Attention: James H. M. Sprayregen
                    Facsimile No.: 312-861-2200


Each such notice or other communication, together with appropriate copies, shall be (a) mailed by United States registered or certified mail, return receipt requested, postage prepaid, (b) delivered by overnight delivery service such as Federal Express, providing for signed receipts, (c) delivered by personal service in the manner provided for service of legal process, or (d) transmitted by facsimile at the above facsimile numbers, with a copy by United States mail as provided in subsection (a) hereof. Counsel to a party may give notice for its client provided such notice is otherwise made in

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accordance with the provisions of this Section. Notices shall be effective on the first business day following the date of mailing or transmission, or upon receipt or personal service.


          K.  Binding Effect. Except as herein otherwise expressly stipulated to
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the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective successors and assigns and, except as expressly provided herein, shall confer no rights on any person not a party hereto.

          L.  Counterparts. This Agreement may be executed in a number of
              ------------
counterparts, and by facsimile signature, all of which together will constitute one and the same instrument,

          M.  Surviving Obligations. The provisions of Section 4 and this
              ---------------------
Section 7 and all accrued monetary obligations of the parties hereunder shall survive termination of this Agreement. Nothing in this Section shall affect a party's rights to damages which it would otherwise have.

          N.  Severability. Invalidation of any of the provisions contained in
              ------------
this Agreement shall in no way affect any of the other provisions hereof and the same shall remain in full force and effect, unless enforcement of this Agreement as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would frustrate the purposes of this Agreement.

          O.  Amendment. This Agreement may not be amended or modified except in
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writing executed by the Debtor and UDC.

          P.  Assignability. UDC may assign its rights and delegate its duties
              -------------
hereunder to any affiliate or subsidiary of UDC, or any assignee, transferee or successor of such affiliate or subsidiary.

          Q.  Attorneys' Fees and Other Costs and Expenses. In the event of a
              --------------------------------------------
dispute arising out of this Agreement, the prevailing party shall be entitled to reimbursement of its costs and expenses including, but not limited to, reasonable attorneys' (including paralegals' and similar persons') fees, expenses, costs, and necessary disbursements, and reasonable accountants' fees and expenses incurred in any such dispute, action, or proceeding.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                                      UGLY DUCKLING CORPORATION


                                      By: [SIGNATURE APPEARS HERE]
                                          -----------------------------
                                      Its  EXECUTIVE VICE PRESIDENT
                                          -----------------------------

                                                                   "UDC"


                                      RELIANCE  ACCEPTANCE GROUP, INC.


                                      By: [SIGNATURE APPEARS HERE]
                                          -----------------------------
                                      Its  Pres & CEI
                                          -----------------------------

                                                                "DEBTOR"

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